Securities and Exchange Commission
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): September 4, 1998

                              Arguss Holdings, Inc.

             (Exact name of registrant as specified in its charter)

            Delaware                  0-19589                  02-0413153

(State or other jurisdiction   (Commission File No.)          (IRS Employer
        of incorporation)                                  Identification No.)

                      One Church Street
                     Rockville, Maryland               20850
          (Address of principal executive offices)  (Zip Code)

       Registrant's telephone number, including area code: (301) 315-0027

NOTE:

The Company is amending Registrant's Form 8-K (date of report - September 4,
1998) filed September 18, 1998 to include financial statements of businesses acquired and pro forma financial information of the Company.

Item 2. Acquisition or Disposition of Assets:

On September 4, 1998, Arguss Holdings, Inc. ("Arguss") acquired Underground Specialties, Inc. ("USI"), by merger of USI into its wholly owned subsidiary, White Mountain Cable Construction Corp ("WMC").

USI provides underground construction services for fiber optic cable construction projects to major telecommunications customers. The purchase price was approximately $7,500,000, and was satisfied by the issuance of approximately 242,000 shares of Arguss common stock and $3,750,000 in cash. Arguss will issue up to 33,000 additional shares if the market price of Arguss common stock on July 31, 1999 is less than $15.50.

The USI purchase agreement contains provision for additional payments satisfied by the issuance of Arguss common stock and cash if certain minimum EBITDA thresholds are met for the year ended July 31, 1999. One-half of the additional payment will be satisfied by the issuance of shares of common stock valued at the lesser of $15.50 per share or the then market value with a minimum price of $13.625 per share and cash. Additional payments earned under the terms of the agreement will be recorded as an increase of the total cost of acquisition.

The USI acquisition has been accounted for as a purchase. The excess of the total cost over the fair value of the net assets acquired is being amortized by the straight-line method over twenty years.

Item 7.  Financial Statements and Exhibits:

         (a) Financial Statements of Businesses Acquired: Audited balance sheets of USI as of July 31, 1998 and 1997 and related statements of income, retained earnings and cash flow for the years then ended.

         (b)   Pro Forma Financial Information:

               Unaudited pro forma balance sheet of Arguss as of June 30, 1998 and unaudited pro forma statements of operation for the fiscal year ended December 31, 1997 and for the six months ended June 30, 1998.

         (c)   Exhibits:

         10.01 Agreement and plan of merger dated September 4, 1998 by and between Underground Specialties, Inc., Arguss Holdings, Inc. and White Mountain Cable Construction Corp., incorporated by reference herein to Exhibit 10.01 to the Company's current report on Form 8-K dated September 4, 1998 filed on September 18, 1998.

         23.01   Consent of Barrett & Company, Certified Public Accountants.


Signatures:
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Arguss Holdings, Inc.



September 25, 1998
                                      Registrant
                                      By:  /s/ Rainer H. Bosselmann
                                           ---------------------------
                                           Rainer H. Bosselmann
                                           Chairman of the Board
                                            and Chief Executive Officer

                          UNDERGROUND SPECIALTIES, INC.

                              Financial Statements
                                       and
                          Independent Auditors' Report

                       Years ended July 31, 1998 and 1997

                                    CONTENTS
                                    --------


                                                                            PAGE
                                                                            ----

INDEPENDENT AUDITORS' REPORT                                                   1



FINANCIAL STATEMENTS

    Balance sheets                                                             2

    Statements of income (loss) and retained earnings                          3

    Statements of cash flows                                                 4-5



NOTES TO FINANCIAL STATEMENTS                                               6-19



SUPPLEMENTARY INFORMATION

    Schedule of contract earnings for the year ended July 31, 1998            20

    Schedule of contract earnings for the year ended July 31, 1997            21

    Schedule of construction contracts in progress at July 31, 1998           22

    Schedule of construction contracts in progress at July 31, 1997           23

    Schedules of general and administrative expenses                          24

                        [Letterhead of Barrett & Company]



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Underground Specialties, Inc.
Mukilteo, Washington


We have audited the accompanying balance sheets of Underground Specialties, Inc. as of July 31, 1998 and 1997, and the related statements of income (loss) and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Underground Specialties, Inc. as of July 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules of contract earnings, construction contracts and general and administrative expenses are presented for purposes of additional analysis and it is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Barrett & Company
--------------------------
    BARRETT & COMPANY

September 10, 1998

                          UNDERGROUND SPECIALTIES, INC.
                                 BALANCE SHEETS
                             JULY 31, 1998 AND 1997
                                   ----------

                                                           1998           1997
                                                        ----------    ----------

                                     ASSETS

CURRENT ASSETS
     Cash and cash equivalents                          $2,037,490    $  230,977
     Marketable securities                                 286,319       120,992
     Construction contracts receivable                   3,481,851     1,117,191
     Other receivables                                      17,790       137,672
     Costs and estimated earnings in excess of
         billings on uncompleted contracts                 303,098       173,942
     Prepaid income taxes                                   95,200       103,000
     Prepaid expenses                                       20,740        28,759
     Deferred income tax asset                                            33,200
                                                        ----------    ----------

         Total current assets                            6,242,488     1,945,733

NOTE RECEIVABLE - STOCKHOLDER                                            220,967
PROPERTY AND EQUIPMENT                                   2,147,562     1,773,851
                                                        ----------    ----------

                                                        $8,390,050    $3,940,551
                                                        ==========    ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
     Accounts payable                                   $2,329,313    $  511,637
     Note payable to bank                                  450,000       720,000
     Accrued expenses                                      655,337       141,423
     Billings in excess of costs and estimated
         earnings on uncompleted contracts                 260,139       137,673
     Long-term debt                                        568,073       472,044
     Capital lease obligations                                            13,641
                                                        ----------    ----------

         Total current liabilities                       4,262,862     1,996,418

LONG-TERM DEBT                                             567,285       488,266
DEFERRED INCOME TAXES                                      676,500       116,400
                                                        ----------    ----------

         Total liabilities                               5,506,647     2,601,084
                                                        ----------    ----------

STOCKHOLDERS' EQUITY
     Common stock, no par value; 2,000,000
         shares authorized, 1,000,000 shares
         issued and outstanding                             46,701        46,701
     Retained earnings                                   2,881,020     1,260,209
     Unrealized gain (loss) on marketable
         securities                                        (44,318)       32,557
                                                        ----------    ----------

         Total stockholders' equity                      2,883,403     1,339,467
                                                        ----------    ----------

COMMITMENTS AND CONTINGENCIES
                                                        $8,390,050    $3,940,551
                                                        ==========    ==========


       SEE NOTES TO FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT.

                          UNDERGROUND SPECIALTIES, INC.
                STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS
                       YEARS ENDED JULY 31, 1998 AND 1997
                                   ----------




                                                          1998          1997
                                                       ----------    ----------

CONTRACT REVENUE                                      $18,679,791    $7,984,847

CONTRACT COSTS                                         13,307,340     7,777,568
                                                       ----------    ----------

GROSS PROFIT                                            5,372,451       207,279

GENERAL AND ADMINISTRATIVE EXPENSES                     2,490,483       677,194
                                                       ----------    ----------

INCOME (LOSS) FROM OPERATIONS                           2,881,968      (469,915)
                                                       ----------    ----------

OTHER INCOME (EXPENSE)
      Interest income                                      41,653        19,779
      Interest expense                                   (107,305)     (161,993)
      Gain on sale of equipment                            92,845       238,563
      Other income (expense)                              (47,250)       60,114
                                                       ----------    ----------

                                                          (20,057)      156,463
                                                       ----------    ----------

NET INCOME (LOSS) BEFORE INCOME TAX
     BENEFIT (PROVISION)                                2,861,911      (313,452)

INCOME TAX BENEFIT (PROVISION)                         (1,130,100)      111,305
                                                       ----------    ----------

NET INCOME (LOSS)                                       1,731,811      (202,147)

RETAINED EARNINGS, beginning of year                    1,260,209     1,462,356

DIVIDENEDS DECLARED AND PAID                             (111,000)
                                                       ----------    ----------

RETAINED EARNINGS, end of year                         $2,881,020    $1,260,209
                                                       ==========    ==========



       SEE NOTES TO FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT.

                          UNDERGROUND SPECIALTIES, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JULY 31, 1998 AND 1997
                                   ----------


                                                       1998             1997
                                                   ------------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES
     Cash received from customers                  $ 16,308,441     $ 9,036,025
     Cash paid to suppliers and employees           (12,873,619)     (8,119,784)
     Interest received                                   41,653           1,691
     Interest paid                                     (107,305)       (161,993)
     Income taxes paid                                 (631,600)       (176,645)
     Income taxes received                              102,600
                                                   ------------     -----------

         Net cash provided by operating
             activities                               2,840,170         579,294
                                                   ------------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchased marketable securities                   (242,202)        (88,435)
     Payments for property and equipment             (1,033,930)       (299,301)
     Proceeds from the sale of property
         and equipment                                  185,135         709,558
     Payments (loans) made on other
         receivables                                    (14,034)            315
     Collection of loans                                 70,000
     Loans made to shareholders                        (158,522)        (40,000)
     Collection on loans to shareholders                379,489           3,000
                                                   ------------     -----------

         Net cash provided (used) by
             investing activities                      (814,064)        285,137
                                                   ------------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Net change in note payable to bank                (270,000)       (310,000)
     Payments on short term capital lease
         obligations                                    (13,641)         (6,376)
     Payments on long-term debt                        (671,458)       (930,546)
     Proceeds from long-term debt                       846,506
     Dividends paid                                    (111,000)
                                                                    -----------

         Net cash used by financing
             activities                                (219,593)     (1,246,922)
                                                   ------------     -----------

NET INCREASE (DECREASE) IN CASH AND
    CASH EQUIVALENTS                                  1,806,513        (382,491)

CASH AND CASH EQUIVALENTS, beginning
   of year                                              230,977         613,468
                                                   ------------     -----------

CASH AND CASH EQUIVALENTS, end of year             $  2,037,490     $   230,977
                                                   ============     ===========


       SEE NOTES TO FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT.

                          UNDERGROUND SPECIALTIES, INC.
                            STATEMENTS OF CASH FLOWS
                       YEARS ENDED JULY 31, 1998 AND 1997
                                   ----------


                                                       1998             1997
                                                   ------------     -----------

RECONCILIATION OF NET INCOME (LOSS) TO NET
     CASH PROVIDED BY OPERATING ACTIVITIES
     Net income (loss)                             $  1,731,811     $  (202,147)
                                                   ------------     -----------
     Adjustments:
         Depreciation                                   574,929         613,213
         Gain on equipment sales                        (92,845)       (238,563)
         Deferred income taxes                          593,300        (119,000)
         Change in assets and liabilities:
              Construction contracts receivable      (2,364,660)        448,060
              Interest receivable                                       (18,088)
              Other receivables                          56,916         (61,027)
              Costs and estimated earnings in
                    excess of billings on
                    uncompleted contracts              (129,156)        472,937
              Prepaid expenses                            8,019          (1,219)
              Prepaid income taxes                        7,800        (103,000)
              Accounts payable                        1,817,676        (183,898)
              Accrued expenses                          513,914         (93,119)
              Billings in excess of costs
                  and estimated earnings on
                  uncompleted contracts                 122,466         131,095
              Income taxes payable                                      (65,950)
                                                   ------------     -----------

                  Total adjustments                   1,108,359         781,441
                                                   ------------     -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES          $  2,840,170     $   579,294
                                                   ============     ===========



       SEE NOTES TO FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS' REPORT.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 1 - DESCRIPTION OF OPERATIONS

Underground Specialties, Inc. was incorporated on August 1, 1989, under the laws of the State of Washington. The Company engages primarily in the construction of underground utilities for national telecommunications companies in the Western United States. The work is performed under cost-plus-fee contracts, fixed price contracts, fixed priced contracts modified by incentive and penalty provisions and unit price contracts. The length of the Company's contracts varies, but is typically less than one year.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Accounting for construction contracts - Revenues from fixed-price, unit and cost-plus construction contracts are recognized on the percentage-of-completion method. Estimated contract earnings are accrued by the ratio of costs incurred to estimated total costs (cost-to-cost method). Because of the inherent uncertainties in estimating earnings and costs it is at least reasonably possible that the estimates used will change within the near term.

     Contract costs include all direct material, subcontract, equipment and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, insurance and depreciation. General and administrative costs are charged to expense as incurred.

     Provisions for projected losses on uncompleted contracts are accrued in their entirety in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability are recognized in the period in which the revisions are determined.

     Revenues from claims on construction contracts are recorded in the period in which the claim arises if it is probable that the claim will result in additional contract revenue and the amount can be reliably estimated. Revenues from claims are recorded only to the extent of contract costs relating to the claim. Settlement proceeds received in excess of recorded claims are recognized as revenue in the period of recovery.

     (b) Property, equipment and depreciation - Property and equipment are stated at cost. Maintenance, repairs and routine replacements are charged to expense as incurred; improvements are capitalized. Gains or losses realized from sales or retirements are included in income. Depreciation is computed utilizing primarily the straight-line method over five to seven years for equipment and vehicles and forty years for leasehold improvements.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     (c) Income taxes - Certain amounts of income and expenses are reported in different periods for income tax reporting purposes than for financial reporting purposes. The tax effect of such temporary differences, calculated using the asset and liability method in accordance with Financial Accounting Standards Board No. 109, is included in the provision for deferred income taxes.

     The principal temporary differences arise from:

          Straight-line depreciation is used for financial reporting purposes and accelerated depreciation methods are used for income tax reporting purposes.

          Revenues and costs related to construction contracts in progress are recorded using the percentage-of-completion method for financial reporting purposes while the completed contract method is used for income tax reporting purposes.

          The Company changed accounting methods for income tax reporting purposes from the cash method to the completed contract method for the year ended July 31, 1995. As a result of this change, an adjustment to reconcile the two methods is required for income tax reporting purposes.

     (d) Cash and cash equivalents - For purposes of the statement of cash flows, cash and cash equivalents include all time deposits, repurchase agreements, money market accounts, cash overdrafts and highly liquid investments purchased with maturities of three months or less.

     (e) Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 3 - MARKETABLE SECURITIES

     At July 31, 1998 and 1997, the marketable securities portfolio was comprised of securities classified as available for sale in conjunction with the adoption of FASB 115, resulting in investment securities available for sale being carried at fair value.

     The cost and fair values of marketable securities available for sale at July 31, 1998, were:

                                                          FAIR       UNREALIZED
AVAILABLE FOR SALE:                        COST           VALUE      GAIN (LOSS)
                                         --------       ---------    ----------

Microsoft Corporation                    $ 34,260      $  91,619      $ 57,359

Allied Signal                              53,479         48,095        (5,384)

Boeing Company                             14,696         10,695        (4,001)

General Electric Company                   29,053         34,498         5,445

General Motors                              9,249         10,311         1,062

Texaco                                      6,291          5,701          (590)

Raytheon Company                                             407           407

Zitel Corp.                                15,524          4,124       (11,400)

Open Market, Inc.                          52,305         22,794       (29,511)

Sharper Image Corp.                       115,780         58,075       (57,705)
                                         --------      ---------      --------

                                         $330,637      $ 286,319      $(44,318)
                                         ========      =========      ========

     There were no sales of marketable securities available for sale for the year ended July 31, 1998. Included in stockholders' equity at July 31, 1998, is $44,318 of net unrealized holding losses on marketable securities available for sale.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 3 - MARKETABLE SECURITIES, CONTINUED

     The cost and fair values of marketable securities available for sale at July 31, 1997, were:

                                                          FAIR       UNREALIZED
AVAILABLE FOR SALE:                        COST           VALUE      GAIN (LOSS)
                                         --------       ---------    ----------

Microsoft Corporation                      $ 34,260      $ 61,498     $ 27,238

Allied Signal                                10,426        13,838        3,412

Boeing Company                               14,696        17,606        2,910

General Electric Company                     29,053        28,050       (1,003)
                                           --------      --------     --------

                                           $ 88,435      $120,992     $ 32,557
                                           ========      ========     ========

     There were no sales of marketable securities available for sale for the year ended July 31, 1997. Included in stockholders' equity at July 31, 1997, is $32,557 of net unrealized holding gains on marketable securities available for sale.


NOTE 4 - CONSTRUCTION CONTRACTS RECEIVABLE

     Construction contracts receivable, pledged as collateral for the note payable to bank (Note 9), comprise:

                                                           1998          1997
                                                        ----------    ----------

     Construction contracts receivable                  $2,327,636    $  944,994
     Retention receivable on construction contracts      1,137,200       153,580
     Related party receivables                              17,015        18,617
                                                        ----------    ----------

                                                        $3,481,851    $1,117,191
                                                        ==========    ==========

     Management believes that all accounts receivable as of July 31, 1998 and 1997, were fully collectible; therefore, no allowance for doubtful accounts was recorded. During the years ended July 31, 1998 and 1997, any bad debts that were determined to have conclusively occurred were expensed accordingly.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 4 - CONSTRUCTION CONTRACTS RECEIVABLE, CONTINUED

     The Company provides services on credit to many of its customers, the majority of which are telecommunications companies in the Western United States. The Company performs ongoing credit evaluations of its customers and, generally, requires no collateral.

     The Company's majority stockholder also owns a minority ownership in a specialty contracting business which performs services for Underground Specialties, Inc. At July 31, 1998 and 1997, the receivable from this related party was $17,015 and $18,617, respectively.


NOTE 5 - OTHER RECEIVABLES

     Other receivables comprise:

                                                        1998         1997
                                                      --------     --------

     Equipment sale proceeds receivable               $  7,032     $ 70,000
     Washington excise tax audit refund                              67,672
     Employee advance                                    3,578
     Insurance refund                                    7,180
                                                      --------     --------

                                                      $ 17,790     $137,672
                                                      ========     ========


NOTE 6 - CONSTRUCTION CONTRACTS IN PROGRESS

     Construction contracts in progress comprise:

                                                    1998            1997
                                                 -----------     ----------
     Costs and estimated earnings:
         Costs incurred to date                  $11,660,299     $2,154,927
         Estimated earnings to date                5,195,745        292,708
                                                 -----------     ----------

                                                  16,856,044      2,447,635
     Billings to date on uncompleted
      construction contracts                      16,813,085      2,411,366
                                                 -----------     ----------

                                                 $    42,959     $   36,269
                                                 ===========     ==========

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 6 - CONSTRUCTION CONTRACTS IN PROGRESS, CONTINUED

    Included in the balance sheets under the following captions:

                                                       1998         1997
                                                    ---------    ---------

     Costs and estimated earnings in excess
      of billings on uncompleted contracts          $ 303,098    $ 173,942

     Billings in excess of costs and estimated
      earnings on uncompleted contracts              (260,139)    (137,673)
                                                    ---------    ---------

                                                    $  42,959    $  36,269
                                                    =========    =========


NOTE 7 - NOTE RECEIVABLE - STOCKHOLDER

     The note receivable from stockholder is comprised of a 6.0% unsecured note. Interest income earned on the note receivable was $14,512 and $11,743 for the years ending July 31, 1998 and 1997, respectively. The note was paid in full prior to July 31, 1998.


NOTE 8 - PROPERTY AND EQUIPMENT

     Property and equipment, partially pledged as collateral for long-term debt (Note 12), comprises:

                                                     1998           1997
                                                  ----------     ----------

     Machinery                                    $2,354,781     $1,558,078
     Vehicles                                      1,071,261      1,170,211
     Office equipment                                 59,709         50,354
     Leasehold improvements                          107,675        107,675
                                                  ----------     ----------

                                                   3,593,426      2,886,318
           Less accumulated depreciation           1,445,864      1,112,467
                                                  ----------     ----------

                                                  $2,147,562     $1,773,851
                                                  ==========     ==========

     Depreciation expense charged to operations for the years ended July 31, 1998 and 1997, was $574,929 and $613,213, respectively. Depreciation and accumulated depreciation includes amortization expense and accumulated amortization of equipment under capital leases.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 9 - NOTE PAYABLE TO BANK

     The Company maintains a revolving line of credit with Pacific Northwest Bank. Funds are available to a maximum of $1,250,000 and are collateralized by construction contracts receivable owned by the Company. The line of credit expires on December 5, 1998 and the interest is payable monthly at the Bank's prime rate plus 1.0 percent (9.5% at July 31, 1998 and 1997). Additional unlimited guarantees have been provided by the majority stockholder.

     The Company had outstanding borrowings against the line of credit at July 31, 1998 and 1997, of $450,000 and $720,000, respectively.


NOTE 10 - ACCRUED EXPENSES

     Accrued expenses comprise:

                                                         1998        1997
                                                       --------    --------

     Payroll                                           $ 43,937    $ 51,907
     Employee bonuses                                   402,082
     Payroll taxes and benefits                          46,383      40,911
     Sales and use taxes                                 31,667      31,866
     Qualified deferred compensation and profit
       sharing contribution                             122,810       9,920
     Property taxes                                       8,458       6,819
                                                       --------    --------

                                                       $655,337    $141,423
                                                       ========    ========


NOTE 11 - CAPITAL LEASE

     The Company acquired a radio system under the provisions of a capital lease obligation. For financial reporting purposes, minimum lease payments relating to the radio system have been capitalized. The lease expired in July 1998. The obligation under the capital lease has been recorded in the accompanying financial statements at the present value of future minimum lease payments. As of July 31, 1998 and 1997, the capitalized cost of the equipment is $20,017, accumulated amortization is $6,672 and $2,669, respectively and the equipment has a net book value of $13,345 and $17,348, respectively.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 12 - LONG-TERM DEBT

     Long-term debt at July 31, 1998, comprises:

                                                           CURRENT     LONG-TERM
                                              TOTAL        PORTION      PORTION
                                              -----        -------      -------

Notes  payable to JI Case Credit Corp.
in aggregate  monthly  installments of
$12,294 including  interest at 5.9% to
7.9%, maturing through June, 2000,

secured by equipment                       $  172,213      $111,061     $ 61,152

Notes  payable  to  Pacific  Northwest
Bank in aggregate monthly installments
of $35,910 including  interest from 8%
to 9%, maturing through July, 2001,

secured by equipment                          799,319       338,974      460,345

Notes  payable to US Bank in aggregate
monthly    installments   of   $12,797
including  interest  from 8% to  8.9%,
maturing through February,  2000,
secured by equipment                          163,826       118,038       45,788
                                           ----------      --------     --------

                                           $1,135,358      $568,073     $567,285
                                           ==========      ========     ========


     Future maturities of long-term debt at July 31, 1998, are as follows:

             Year ending July 31, 1999     $  568,073
                                  2000        357,371
                                  2001        209,914
                                           ----------

                                           $1,135,358
                                           ==========

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 12 - LONG-TERM DEBT, CONTINUED

     Long-term debt at July 31, 1997, comprises:

                                                           CURRENT     LONG-TERM
                                              TOTAL        PORTION      PORTION
                                              -----        -------      -------

Notes  payable to JI Case Credit Corp.
in aggregate  monthly  installments of
$9,352 including interest from 6.9% to
10.25%, maturing through June, 2000,
secured by equipment                       $  206,237      $ 88,599     $117,638

Notes  payable  to The  CIT  Group  in
aggregate   monthly   installments  of
$7,814  including  interest from 8% to
14.8%, maturing through June, 1998,
secured by equipment                           54,152        54,152

Notes  payable  to  Pacific  Northwest
Bank in aggregate monthly installments
of $20,522 including  interest from 8%
to 9%, maturing through July, 2000,
secured by equipment                          402,962       195,658      207,304

Notes  payable to US Bank in aggregate
monthly    installments   of   $12,797
including  interest  from 8% to  8.9%,
maturing through March, 2000,
secured by equipment                          296,959       133,635      163,324
                                           ----------      --------     --------

                                           $  960,310      $472,044     $488,266
                                           ==========      ========     ========


     Future maturities of long-term debt at July 31, 1997, are as follows:

             Year ending July 31, 1998     $  472,044
                                  1999        349,801
                                  2000        138,465
                                           ----------

                                           $  960,310
                                           ==========

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 13 - INCOME TAXES

     Deferred tax assets (liabilities) as of July 31, 1998 and 1997, consists of the following:

                                                1998             1997
                                             ---------        ---------

        Current:
           Federal                                            $  39,605
           State                                                 (6,405)
                                                              ---------

               Total Current                                  $  33,200
                                                              =========

        Non-current:
           Federal                           $(441,347)       $(110,925)
           State                              (235,153)          (5,475)
                                             ---------        ---------

               Total Non-current             $(676,500)       $(116,400)
                                             =========        =========

     The Company's deferred tax assets (liabilities) represent the tax effects of taxable temporary differences in financial and tax reporting.

     Income tax benefit (provision) for the years ended July 31, 1998 and 1997, consists of the following:

                                                1998             1997
                                             ---------        ---------

        Current:
           Federal                         $  (540,000)       $  (1,643)
           State                                 3,200           (6,052)
                                           -----------        ---------

               Total Current                  (536,800)          (7,695)
                                           -----------        ---------

        Deferred:
           Federal                            (370,027)          90,270
           State                              (223,273)          28,730
                                           -----------        ---------

             Total Deferred                   (593,300)         119,000
                                           -----------        ---------

                                           $(1,130,100)       $ 111,305
                                           ===========        =========

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 13 - INCOME TAXES, CONTINUED

     On a tax filing basis at July 31, 1998, net operating losses of approximately $1,950,000 are available to offset future taxable income through the year 2113 and alternative minimum tax credits of approximately $715,500 are available to offset future income taxes, indefinitely.

     The income tax provision differs from the federal statutory rate of 34% primarily due to state income taxes accrued and the benefit of federal tax brackets.


NOTE 14 - NON-CASH INVESTING AND FINANCING ACTIVITIES

     The total property and equipment purchases made during the year ended July 31, 1998, totaled $1,101,351. Of that amount, $1,033,930 was purchased with cash, and equipment valued at $67,421 was traded.

     The total property and equipment purchases made during the year ended July 31, 1997, totaled $994,400. Of that amount, $226,142 was purchased with cash, $675,082 was financed with long-term debt and equipment valued at $93,176 was traded.


NOTE 15 - BACKLOG

     In addition to construction contracts in progress at July 31, 1998, the Company has secured additional contracts which will generate revenue of approximately $200,000.


NOTE 16 - MAJOR CUSTOMERS

     A material portion of the Company's operating services is provided for a limited number of customers. All work performed is awarded by competitive bid, and economic dependency by any one customer is not considered by management to be relevant to continuing operations.

     For the year ended July 31, 1998, one customer accounted for approximately 86% of the Company's revenues. For the year ended July 31, 1997, two customers accounted for approximately 39% and 18%, respectively, of the Company's revenues.


NOTE 17 - OPERATING LEASES

     The Company leases office and shop space in Mukilteo, Washington under a month to month agreement. Lease expense was $33,000 for each of the years ended July 31, 1998 and 1997.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 17 - OPERATING LEASES, CONTINUED

     The Company leases office and shop space in Bend, Oregon under an agreement which expires December 31, 1998. Monthly lease expense is $2,500. Lease expense for the year ended July 31, 1998, was $12,500.

     The Company also leases adjoining shop space in Bend, Oregon under an agreement which expires August 24, 1998. Lease expense for the year ended July 31, 1998, was $10,000.

     The Company leases a yard and shop space in Burns, Oregon under a month to month agreement. Lease expense for the year ended July 31, 1998, was $4,800.


NOTE 18 - RELATED PARTY TRANSACTIONS

     OPERATING LEASES
     ----------------

     The Company leases land from the majority stockholder on a month to month basis. Lease expense was $42,400 and $39,600 for the years ended July 31, 1998 and 1997, respectively.

     The Company also leases equipment and vehicles from the majority stockholder on a month to month basis. The Company is responsible for the repairs and maintenance, insurance and other expenses related to the equipment and vehicles. Lease expense was $4,058 and $9,738 for the years ended July 31, 1998 and 1997, respectively.

     SALES/PURCHASES
     ---------------

     The Company's majority stockholder owns a one third interest in a specialty contracting business, Fiber Flow, Inc., which the Company performs business within the ordinary course of operations. During the years ended July 31, 1998 and 1997, the Company had sales to this company of $23,968 and $22,960 and purchases from the company of $246,532 and $228,825, respectively.

     The Company also had sales to Sorenson Construction, Inc., and Sorenson Leasing, L.L.C. related parties, of $10,778 during the year ended July 31, 1997. Purchases from the companies totaled $106,418 and $38,118 for the years ending July 31, 1998 and 1997, respectively.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 19 - STOCK SPLIT

     During the year ending July 31, 1997, the Board of Directors authorized a 1 for 2,000 stock split of the Company's outstanding no par value common stock. The Company also amended the articles of incorporation to authorize the Company to issue a total of 2,000,000 shares.

     The Company has 2,000,000 shares authorized of which 1,000,000 shares were issued and outstanding as of July 31, 1998 and 1997.


NOTE 20 - QUALIFIED DEFERRED COMPENSATION

     On January 1, 1995, the Company adopted a salary reduction plan under the provisions of the Internal Revenue Code Section 401(k). Employees eligible to participate in the plan must have completed twelve months of service, worked more than 1,000 hours during the plan year and attained the age of 21. The Company matches 40% of the employees' salary reduction contribution up to a maximum of 6% of the employees' salary. The Company made matching contributions amounting to $30,969 and $9,611 for the years ended July 31, 1998 and 1997, respectively.

     In conjunction with the salary reduction plan, the Company implemented a defined contribution profit sharing plan. Employees eligible to participate in the plan must have completed twelve months of service, worked more than 1,000 hours during the plan year and must have attained the age of 21. Contributions to the profit sharing plan are at the discretion of the Company's management. Contributions of $100,000 and $12,000 were paid or accrued for the years ended July 31, 1998 and 1997, respectively.


NOTE 21 - LIFE INSURANCE

     The Company maintains life insurance on six of its key employees. Under the terms of the life insurance policies, the Company is the named beneficiary for all of the policies totaling $900,000 on these employees. Upon death of a key employee, the Company will distribute forty percent of the death benefit to the family as a salary continuation.

                          UNDERGROUND SPECIALTIES, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             JULY 31, 1998 AND 1997
                                   ----------


NOTE 22 - CONCENTRATIONS OF CREDIT RISK

     CONCENTRATION OF CASH ON DEPOSIT AND UNINSURED BALANCES
     -------------------------------------------------------

     The Company has concentrated its credit risk for cash by maintaining deposits in a financial institution within the geographic region of Seattle, Washington which may at times exceed amounts covered by insurance provided by the US Federal Deposit Insurance Corporation (FDIC). The maximum loss that would have resulted from that risk totaled approximately $1,300,000 at July 31, 1998, and $270,000 at July 31, 1997, for the excess of the deposit liabilities reported by the bank over the amounts that would have been covered by federal insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash.

     FINANCIAL INSTRUMENTS AND CONCENTRATION OF CREDIT RISK
     ------------------------------------------------------

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and construction contracts receivable. The Company places its temporary cash investments with financial institutions in their money market accounts. At July 31, 1998 and 1997, the Company had cash on deposit with two brokerage money market accounts of $122 and $18,801, respectively, none of which is insured by the FDIC. Due to the stability of both companies, none of these funds are considered to be at significant risk. Concentrations of credit risk with respect to trade receivables are limited due to the ongoing credit evaluations of its customers' financial condition and the Company generally requires no collateral from its customers.


NOTE 23 - COMMITMENTS AND CONTINGENCIES

     On September 4, 1998, the Company merged with White Mountain Cable Construction Company. The stockholders of the Company received cash and stock of Arguss Holdings, Inc., the parent company of White Mountain Cable Construction Company.

                            SUPPLEMENTARY INFORMATION

                          UNDERGROUND SPECIALTIES, INC.
                          SCHEDULE OF CONTRACT EARNINGS
                            YEAR ENDED JULY 31, 1998
                                   ----------

                                                                                          EARNINGS
                                                                                          (LOSSES)       EARNINGS
                                                                             TOTAL        RECOGNIZED     (LOSSES)
                                                GROSS          TOTAL        CONTRACT       THROUGH        FOR THE
                                               CONTRACT       CONTRACT      EARNINGS         JULY         CURRENT
CONTRACT DESCRIPTION                            PRICE          COSTS        (LOSSES)       31, 1997        YEAR
----------------------------------           ----------     ----------     ---------      ---------      ---------
UTD/Sprint - Shady Cove                      $  795,230     $  716,995     $  78,235      $  73,783     $    4,452
U.S. West - Bellingham                          235,242        225,195        10,047         12,796         (2,749)
AT&T - Corvallis                                838,646        841,718        (3,072)        (1,350)        (1,722)
Worldcom - Sea Road Overlay                     330,227        214,336       115,891        101,666         14,225
WAHCO - USW Unit Zonal                          391,494        400,642        (9,148)                       (9,148)
UTD/ Sprint - Poulsbo/Lincoln                   143,172        132,090        11,082                        11,082
Olympus Terrace - Mukilteo                      172,410        191,403       (18,993)                      (18,993)
UTD/Sprint - Wapato                             149,585         87,239        62,346                        62,346
City of Seattle - Sewer                         241,653        163,437        78,216                        78,216
U.S. West - Lake Samamish                       194,047        191,183         2,864                         2,864
Contracts under $100,000                        779,433        540,180       239,253        105,813        133,440
                                             ----------     ----------     ---------      ---------     ----------

                                             $4,271,139     $3,704,418     $ 566,721      $ 292,708        274,013
                                             ==========     ==========     =========      =========

Contracts in progress, earnings accrued to date                                                          5,195,745
Under allocated equipment and overhead costs                                                               (97,307)
                                                                                                        ----------
           Gross profit                                                                                 $5,372,451
                                                                                                        ==========

                        SEE INDEPENDENT AUDITORS' REPORT.

                          UNDERGROUND SPECIALTIES, INC.
                          SCHEDULE OF CONTRACT EARNINGS
                            YEAR ENDED JULY 31, 1997
                                   ----------


                                                                                   EARNINGS      EARNINGS
                                                                      TOTAL       RECOGNIZED     (LOSSES)
                                             GROSS        TOTAL      CONTRACT      THROUGH       FOR THE
                                            CONTRACT     CONTRACT    EARNINGS        JULY         CURRENT
CONTRACT DESCRIPTION                         PRICE        COSTS      (LOSSES)      31, 1996        YEAR
----------------------------------        -----------   ----------  ----------    ---------     --------
A T & T - Grants Pass                     $ 2,952,997   $2,405,917  $  547,080    $ 589,382     $(42,302)
Worldcom - Renton/Seattle                   1,878,628    1,707,220     171,408        4,461      166,947
Doelker - Powers                               43,008       21,216      21,792       18,335        3,457
WAHCO - GTE Unit Gross                        428,049      444,489     (16,440)      40,666      (57,106)
WAHCO - USW Unit Gross                        427,848      357,554      70,294       79,888       (9,594)
WAHCO - GTE Unit Gross                        185,605      198,508     (12,903)         276      (13,179)
USW - Estes Lake                              583,231      493,627      89,604       89,352          252
USW - Estes Carriage                          775,730      603,596     172,134      162,444        9,690
WAHCO - USW Unit Gross                        458,340      450,765       7,575                     7,575
WA - Patterson                                 85,888       72,342      13,546                    13,546
WA - Kalama/Tenino                            309,009      161,924     147,085                   147,085
ID - Mountain Home                            404,914      327,600      77,314                    77,314
Worldcom - WA - Issaquah                      982,406      866,737     115,669                   115,669
US West - ID - Kuna/Boise                     205,893      188,131      17,762                    17,762
WAHCO - USW Units Gross                        85,235       74,174      11,061                    11,061
WAHCO - USW Units Gross                        40,560       30,375      10,185                    10,185
Contracts under $75,000                       163,607      141,527      22,080                    22,080
                                          -----------   ----------  ----------    ---------     --------

                                          $10,010,948   $8,545,702  $1,465,246    $ 984,804      480,442
                                          ===========   ==========  ==========    =========


Contracts in progress, earnings accrued to date                                                  292,708
Under allocated equipment and overhead costs                                                    (565,871)
                                                                                                --------

           Gross profit                                                                         $207,279
                                                                                                ========

                        SEE INDEPENDENT AUDITORS' REPORT.

                          UNDERGROUND SPECIALTIES, INC.
                 SCHEDULE OF CONSTRUCTION CONTRACTS IN PROGRESS
                                  JULY 31, 1998
                                   ----------


                                                                                                    CONTRACT
                                          TOTAL REVISED ESTIMATE                                    EARNINGS
                                --------------------------------------------         COSTS          (LOSSES)
                                                                  EARNINGS         INCURRED          ACCRUED
CONTRACT DESCRIPTION              REVENUE          COSTS          (LOSSES)          TO DATE          TO DATE
----------------------------    -----------     -----------     ------------      -----------     ------------

FTV - Pine Grove to Vale        $18,556,386     $12,667,490     $  5,888,896      $10,992,621     $  5,110,279

Town of Hunts Point                 408,973         513,793         (104,820)         463,660         (104,820)

Enron - Mt. Hood                  2,000,000       1,100,000          900,000          131,077          107,245

Great S.W. - Ross to Malin          106,290          38,500           67,790           19,662           34,620

Enron - Boring to Clackamas       1,195,318         753,638          441,680            4,212            2,469

Other Small Projects                110,591          56,504           54,087           49,067           45,952
                                -----------     -----------     ------------      -----------     ------------

                                $22,377,558     $15,129,925     $  7,247,633      $11,660,299     $  5,195,745
                                ===========     ===========     ============      ===========     ============


                                                                    COSTS AND       BILLINGS IN
                                  COSTS AND                         ESTIMATED        EXCESS OF
                                  ESTIMATED                        EARNINGS IN       COSTS AND
                                  EARNINGS        BILLINGS          EXCESS OF        ESTIMATED
CONTRACT DESCRIPTION              TO DATE         TO DATE           BILLINGS         EARNINGS
----------------------------    -----------     -----------         --------         --------

FTV - Pine Grove to Vale        $16,102,900     $16,346,077                          $243,177

Town of Hunts Point                 358,840         360,230                             1,390

Enron - Mt. Hood                    238,322                         $238,322

Great S.W. - Ross to Malin           54,282                           54,282

Enron - Boring to Clackamas           6,681                            6,681

Other Small Projects                 95,019         106,778            3,813           15,572
                                -----------     -----------         --------         --------

                                $16,856,044     $16,813,085         $303,098         $260,139
                                ===========     ===========         ========         ========


                        SEE INDEPENDENT AUDITORS' REPORT.

                          UNDERGROUND SPECIALTIES, INC.
                 SCHEDULE OF CONSTRUCTION CONTRACTS IN PROGRESS
                                  JULY 31, 1997
                                   ----------

                                                                                                    CONTRACT
                                          TOTAL REVISED ESTIMATE                                    EARNINGS
                                --------------------------------------------         COSTS          (LOSSES)
                                                                  EARNINGS         INCURRED          ACCRUED
CONTRACT DESCRIPTION              REVENUE          COSTS          (LOSSES)          TO DATE          TO DATE
----------------------------    -----------     -----------     ------------      -----------     ------------

UTD/Sprint - Shady Cove         $   795,230     $   713,000     $     82,230      $   639,757     $     73,783
U.S. West - Bellingham              230,000         215,000           15,000          183,410           12,796
AT&T - Bybee Bridge                  58,755          42,128           16,627           23,516            9,281
Worldcom - Sea Rd Overlay           328,385         210,000          118,385          180,343          101,666
TF Austin - San Diego
  TESMEC                             62,000          22,000           40,000            7,439           13,525
Eq. Rent - Bothell TESMEC            17,368           8,400            8,968            2,316            2,473
U.S. West - Silverdale               75,000          60,000           15,000           10,230            2,558
UTD - Renton                          2,350           1,741              609                0                0
AT&T - BUCODA                        71,671          41,509           30,162           40,942           29,751
Schenck - Anchorage                  35,850           9,807           26,043            9,807           26,043
AT&T - Corvallis                    838,647         840,000           (1,353)         838,040           (1,350)
U.S. West - Bellevue                 77,156          56,444           20,712           56,140           20,600
U.S. West - Unit Z 1-SEA             88,676          85,275            3,401           80,684            3,218
U.S. West - Unit Z-2 BLHM            15,003          15,529             (526)          11,833             (401)
U.S. West - Unit Zone 1             109,252         111,201            (1949)          70,470           (1,235)
                                -----------     -----------     ------------      -----------     ------------

                                $ 2,805,343     $ 2,432,034     $    373,309      $ 2,154,927     $    292,708
                                ===========     ===========     ============      ===========     ============




                                                                    COSTS AND       BILLINGS IN
                                  COSTS AND                         ESTIMATED        EXCESS OF
                                  ESTIMATED                        EARNINGS IN       COSTS AND
                                  EARNINGS        BILLINGS          EXCESS OF        ESTIMATED
CONTRACT DESCRIPTION              TO DATE         TO DATE           BILLINGS         EARNINGS
----------------------------    -----------     -----------         --------         --------

UTD/Sprint - Shady Cove         $   713,540     $   770,586                          $ 57,046
U.S. West - Bellingham              196,206         132,302         $ 63,904
AT&T - Bybee Bridge                  32,797          38,191                             5,394
Worldcom - Sea Rd Overlay           282,009         314,661                            32,652
TF Austin - San Diego
  TESMEC                             20,964          23,200                             2,236
Eq. Rent - Bothell TESMEC             4,789          17,368                            12,579
U.S. West - Silverdale               12,788          37,946                            25,158
UTD - Renton                              0           2,350                             2,350
AT&T - BUCODA                        70,693          70,951                               258
Schenck - Anchorage                  35,850          35,850
AT&T - Corvallis                    836,690         830,988            5,702
U.S. West - Bellevue                 76,740          50,715           26,025
U.S. West - Unit Z 1-SEA             83,902          43,919           39,983
U.S. West - Unit Z-2 BLHM            11,432           1,184           10,248
U.S. West - Unit Zone 1              69,235          41,155           28,080
                                -----------     -----------         --------         --------

                                $ 2,447,635     $ 2,411,366         $173,942         $137,673
                                ===========     ===========         ========         ========


                        SEE INDEPENDENT AUDITORS' REPORT.

                          UNDERGROUND SPECIALTIES, INC.
                SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES
                       YEARS ENDED JULY 31, 1998 AND 1997
                                   ----------




                                                         1998             1997
                                                      ----------       ---------


Employee bonuses                                      $1,872,778        $125,134

Officers' salary                                         137,413         172,661

Payroll taxes and benefits                               118,413          59,251

Profit sharing contribution                              100,000          12,000

Office salaries                                           71,444         113,792

Meals, travel and entertainment                           47,292          49,302

Legal and accounting                                      44,095          27,139

Office expenses                                           35,988          32,901

Telephone and utilities                                   17,114          17,135

Advertising                                               10,543          13,199

Depreciation                                               8,103           7,903

Bank charges                                               7,038           7,437

Rent                                                       5,500           6,600

Insurance                                                  5,233          10,122

Dues and subscriptions                                     3,998           3,388

Taxes and licenses                                         1,851           2,515

Bad debts                                                  1,185          10,509

Donations                                                  1,090           3,382

Penalties                                                                  2,824

Other expenses                                             1,405
                                                      ----------        --------

                                                      $2,490,483        $677,194
                                                      ==========        ========



                        SEE INDEPENDENT AUDITORS' REPORT.

Pro Forma Financial Information



The accompanying pro forma consolidated statements of operations present the results of operations of Arguss and Underground Specialties, Inc. ("USI") as if the acquisition of USI had occurred as of January 1, 1997. The pro forma consolidated balance sheet reflects the pro forma consolidated financial position of the companies as if the acquisition had occurred June 30, 1998. The pro forma information reflects the total non-contingent consideration paid, including the issuance of approximately 242,000 shares of Arguss' common stock (See Item 2. for details.) The pro forma data is not necessarily indicative of what the results would have been if the acquisition had occurred on the dates indicated.

                 Unaudited Pro Forma Consolidated Balance Sheet
                               As of June 30, 1998

                                                USI
                               Arguss as   Acquisition As     Pro Forma           Consolidated
                             Reported (A)     Reported       Adjustments            Pro Forma
                             ------------     --------       -----------            ---------

Cash                        $  1,601,000     $2,312,000    ($  320,000)(1)        $  3,593,000

Restricted Cash from
  Customer Advances            8,647,000                                             8,647,000
Accounts Receivable           28,235,000      4,553,000                             32,788,000
Unbilled Receivables
   for Materials               6,280,000                                             6,280,000
Inventories                    4,468,000                                             4,468,000
Other Assets,Current           1,395,000        419,000                              1,814,000
                            ------------     ----------     ----------            ------------

Total Current Assets          50,626,000      7,284,000       (320,000)             57,590,000

Property, Equipment           23,194,000      1,512,000                             24,706,000
Goodwill, Net                 50,441,000                     3,970,000(2)           54,411,000
                            ------------     ----------     ----------            ------------

TOTAL ASSETS                $124,261,000     $8,796,000     $3,650,000            $136,707,000
                            ============     ==========     ==========            ============

Current Liabilities         $ 44,369,000     $5,647,000                           $ 50,016,000

Non-Current Liabilities       22,119,000        299,000     $3,500,000(3)           25,918,000
                            ------------     ----------     ----------            ------------

TOTAL LIABILITIES             66,488,000      5,946,000      3,500,000              75,934,000
                            ------------     ----------     ----------            ------------
Stockholders' Equity          57,773,000      2,850,000        150,000              60,773,000
                            ------------     ----------     ----------            ------------

Stockholders' Equity          57,773,000      2,850,000        150,000(4)           60,773,000
                            ------------     ----------     ----------            ------------


TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY        $124,261,000     $8,796,000     $3,650,000            $136,707,000
                            ============     ==========     ==========            ============



Notes to unaudited pro forma balance sheet:

(1) Reflects the cash element of the Company's acquisitions and other acquisition costs.
(2)  Reflects the estimated goodwill of the acquisition.
(3)  Reflects acquisition financing of $3.5 million for the purchase of USI.
(4) Reflects the net adjustments to attain contractually established equity value.

(A)  Reported on Form 10-QSB filed August 6, 1998.

                   Unaudited Pro Forma Statement of Operations
                          Year Ended December 31, 1997

                                                USI
                              Arguss as     Acquisition        Pro forma          Consolidated
                            Reported (A)    As Reported       Adjustments           Pro Forma
                            ------------    -----------       -----------           ---------

Net Sales                   $ 53,284,000     $4,989,000                           $ 58,273,000
Cost of Sales,
 Excluding
 Depreciation                 37,636,000      4,716,000                             42,352,000
                            ------------     ----------                           ------------

Gross Profit,
 Excluding
 Depreciation                 15,648,000        273,000                             15,921,000

Selling, General
 & Administrative
 Expenses                      9,042,000        524,000                              9,566,000

Depreciation                   1,243,000        563,000                              1,806,000

Goodwill
 Amortization                    946,000                       198,000(1)            1,144,000

Engineering &
 Development
 Expenses                      1,055,000                                             1,055,000
                            ------------                                          ------------

Income (Loss)
 from Operations               3,362,000       (814,000)      (198,000)              2,350,000

Other (Expense)
 Income                         (559,000)       175,000       (265,000)(2)            (649,000)
                            ------------     ----------     ----------            ------------

Income (Loss)
  Before Taxes                 2,803,000       (639,000)      (463,000)              1,701,000

Income Taxes
 (Benefit)                       998,000       (245,000)      (106,000)(3)             647,000
                            ------------     ----------     ----------            ------------

Net (Loss)
 Income                     $  1,805,000     $ (394,000)    $ (357,000)           $  1,054,000
                            ============     ==========     ==========            ============

Basic Earnings
 Per Share                  $        .24                                          $        .13
                            ============                                          ============

Weighted Shares
 Outstanding -
 Basic                         7,674,000                                             7,916,000(4)
                            ============                                          ============


Earnings Per Share          $        .22                                          $        .13
                            ============                                          ============

Weighted Average
 Shares Outstanding
 - Diluted                     8,061,000                                             8,303,000(4)
                            ============                                          ============



Notes to Unaudited Pro Forma Combined Statement of Operations:

(1)  Reflects one-year amortization of $3,970,000 of goodwill over 20 years.
(2) Reflects adjustment for interest expense for $3,500,000 in acquisition financing for USI.
(3) Reflects adjustment for income tax benefit related to pro forma interest expense.
(4)  Represents estimated shares issued for acquisition.

(A)  Reported on Form 10-K filed on March 24, 1998.

                   Unaudited Pro Forma Statement of Operations
                     For the Six Months Ended June 30, 1998

                                                USI
                             Arguss as      Acquisition        Pro forma          Consolidated
                            Reported (B)    As Reported       Adjustments           Pro Forma
                            ------------    -----------       -----------           ---------

Net Sales                   $ 59,402,000    $14,795,000                          $ 74,197,000
Cost of Sales,
 Excluding
 Depreciation                 44,604,000      9,632,000                             54,236,000
                            ------------     ----------                           ------------

Gross Profit,
 Excluding
 Depreciation                 14,798,000      5,163,000                             19,961,000

Selling, General &
 Administrative
 Expenses                      7,358,000      2,099,000     (1,250,000)(5)           8,207,000

Depreciation                   2,795,000        246,000                              3,041,000

Goodwill
 Amortization                  1,305,000                        94,000(1)            1,399,000

Engineering &
 Development
 Expenses                        543,000                                               543,000
                            ------------                                          ------------

Income (Loss)
 from Operations               2,797,000      2,818,000      1,156,000               6,771,000

Interest (Expense)
 Income, Net                  (1,272,000)         9,000       (130,000)(3)          (1,393,000)
                            ------------     ----------     ----------            ------------

Income (Loss)
 Before Taxes                  1,525,000      2,827,000      1,026,000               5,378,000
Income Taxes                   1,132,000      1,073,000        448,000(2)            2,653,000
                            ------------     ----------     ----------            ------------
Net (Loss)
Income                      $    393,000     $1,754,000     $  578,000            $  2,725,000
                            ============     ==========     ==========            ============
Basic Earnings
 (Loss) Per Share           $        .04                                          $        .26
                            ============                                          ============

Weighted Average
 Shares Outstanding
 - Basic                      10,388,000                                            10,630,000(4)
                            ============                                          ============
Earnings (Loss)
 Per Share                  $        .04                                          $        .24
                            ============                                          ============
Weighted Average
 Share Outstanding
 - Diluted                    11,041,000                                            11,283,000(4)
                            ============                                          ============



(1)  Reflects six-months' amortization of $3,970,000 of goodwill over 20 years.
(2) Reflects pro forma adjustment for income tax at an effective rate of 40% for pro forma adjustments, except for goodwill amortization.
(3) Reflects adjustment for interest expense on $3,500,000 in acquisition financing related to the purchase of USI.
(4)  Represents estimate of additional shares issued for acquisition.
(5) Represents adjustment for salary expense consistent with Arguss' compensation program.

(B)  Reported on Form 10-QSB filed on August 6, 1998.